Exhibit B-3









             R e f u n d i n g    A g r e e m e n t


                             between


                    Parish of West Feliciana,
                       State of Louisiana


                               and


                  Gulf States Utilities Company



                  Dated as of September 1, 1994










                        [$             ]
          Parish of West Feliciana, State of Louisiana
            Pollution Control Revenue Refunding Bonds
             (Gulf States Utilities Company Project)
                           Series [  ]

                       Refunding Agreement


      This  Refunding Agreement dated as  of  [        ]  by  and
between the Parish of West Feliciana, State of Louisiana, a political subdivision of the State of Louisiana (the "Issuer"), and Gulf States Utilities Company, a corporation duly organized and existing under the laws of the State of Texas and qualified to do business in the State of Louisiana (the "Company");


                     W i t n e s s e t h :


      WHEREAS, the Issuer is a political subdivision of the State of Louisiana, created and existing pursuant to the Constitution and laws of such State and is authorized and empowered by law, including particularly the provisions of Chapter 14-A of Title 39 of the Louisiana Revised Statutes of 1950, as amended (La. R.S. 39:1444-1456) (the "Act"), to issue refunding bonds for the purpose of refunding, readjusting, restructuring, refinancing, extending, or unifying the whole or any part of outstanding securities of the Issuer in an amount sufficient to provide funds necessary to effectuate the purpose for which the refunding bonds are being issued and to pay all costs associated therewith; and

     WHEREAS, pursuant to the provisions of Sections 991 to 1001, inclusive, of Title 39 of the Louisiana Revised Statutes of 1950, as amended (the "Prior Act") and an Indenture of Trust and Pledge
dated                  as                  of                   [
] (collectively, the "Prior Indenture"), the Issuer issued its Pollution Control Revenue Bonds (Gulf States Utilities Company
Project)  [                                              ]   (the
"Prior Bonds") in the aggregate principal amount of [$ ] for the purpose of providing funds to finance the cost of acquiring a leasehold interest in the undivided seventy percent interest in certain water pollution control and sewage disposal facilities (the "Facilities") at the River Bend Unit 1 nuclear power plant in the Parish of West Feliciana, Louisiana, owned by the Company; and

      WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has agreed to issue its refunding bonds for the purpose of refunding the Prior Bonds; and

      WHEREAS, in consideration of the issuance of said refunding bonds by the Issuer, the Company will agree to make payments in an amount sufficient to pay the principal of, premium, if any, and interest on said refunding bonds pursuant to this Agreement, said refunding bonds to be paid solely from the revenues derived by the Issuer from said payments by the Company pursuant to this Agreement and any moneys held under the hereinafter defined Indenture, and said refunding bonds never to constitute an indebtedness or pledge of the general credit of the Issuer or the State of Louisiana, within the meaning of any constitutional or statutory limitation of indebtedness or otherwise; and

      WHEREAS, the execution and delivery of this Agreement under the Act have been in all respects duly and validly authorized by a resolution of the Police Jury of the Parish of West Feliciana, State of Louisiana, duly adopted;

      NOW, THEREFORE, in consideration of the premises and of the covenants and undertakings herein expressed, the parties hereto agree as follows:
                           ARTICLE I

                          DEFINITIONS

      SECTION 1.1. Definitions. In addition to the words and terms elsewhere defined in this Agreement or in the Indenture, the following words and terms as used in this Agreement shall have the following meanings unless the context or use indicates another or different meaning:

      "Act"  means  Chapter 14-A of Title  39  of  the  Louisiana
Revised Statutes of 1950, as amended.

     "Administration Expenses" means the reasonable and necessary expenses incurred by the Issuer with respect to this Agreement, the Indenture and any transaction or event contemplated by this Agreement or the Indenture including the compensation and reimbursement of expenses and advances payable to the Trustee, any paying agent, any co-paying agent, and the registrar under the Indenture.

       "Agreement"  means  this  Refunding  Agreement   and   any
amendments and supplements hereto.

      "Bond Fund" shall have the meaning given and assigned thereto in the Indenture.

      "Bonds" means the [$          ] aggregate principal  amount
of   Pollution  Control  Revenue  Refunding  Bonds  (Gulf  States
Utilities Company Project) Series [          ] authorized  to  be
issued under the Indenture.

       "Code" means the Internal Revenue Code of 1986, as heretofore or hereafter amended.

      "Company" means Gulf States Utilities Company, a Texas corporation, and its permitted successors and assigns.

     "Company Mortgage" means the Company's Indenture of Mortgage dated as of September 1, 1926, made to The Chase National Bank in the City of New York, as trustee, as heretofore and hereafter amended and supplemented.

      "Company Mortgage Trustee" means the trustee under the Company Mortgage.

      "Co-Owner" means Cajun Electric Power Cooperative, Inc.,  a
Louisiana corporation.

      "Costs of Issuance" means all fees, charges and expenses incurred in connection with the authorization, preparation, sale, issuance and delivery of the Bonds, including, without limitation, financial, legal and accounting fees, expenses and disbursements, rating agency fees, the Issuer's expenses attributable to the issuance of the Bonds, the cost of printing, engraving and reproduction services and the initial or acceptance fee of the Trustee.

      "Disclosure Documents" means the Official Statement with respect to the Bonds, together with all documents incorporated therein by reference.

      "Event of Default" means any event of default specified  in
Section 8.1 hereof.

      "Facilities" means the Company's undivided seventy percent interest in certain water pollution control and sewage disposal facilities financed with the proceeds of the Prior Bonds at the Company's River Bend Unit 1 nuclear power plant in the Parish of West Feliciana, Louisiana.

     "First Mortgage Bonds" means the bonds of one or more series issued and delivered under the Company Mortgage and held by the Trustee pursuant to Section 4.3 hereof.

     "Government Securities" means (a) direct or fully guaranteed obligations of the United States of America (including any such securities issued or held in book-entry form on the books of the Department of Treasury of the United States of America), and (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or, the custodian of such specific interest or principal payments, shall be a bank or trust company organized under the laws of the United States of America or of any state or territory thereof or of the District of Columbia, with a combined capital stock, surplus and undivided profits of at least $50,000,000; and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

      "Indenture"  means  the  Trust  Indenture  dated  as  of  [
] between the Issuer and the Trustee securing the Bonds, and any amendments and supplements thereto.

      "Issuer"  means  the  Parish of West  Feliciana,  State  of
Louisiana, a political subdivision of the State of Louisiana.

      "Joint Ownership Agreement" means the Joint Ownership Participation and Operating Agreement, River Bend Unit 1 Nuclear Plant, dated August 28, 1979, among the Company, Cajun Electric Power Cooperative, Inc., a Louisiana corporation, and Sam Rayburn G & T, Inc., a Texas corporation, as amended from time to time.

      "outstanding", when used with reference to the Bonds, shall mean, as of any particular date, all Bonds authenticated and delivered under the Indenture except:

          (a) Bonds canceled at or prior to such date or delivered to or acquired by the Trustee prior to such date for cancellation;

          (b)  Bonds deemed to be paid in accordance with Article
     IX of the Indenture;

          (c) Bonds in lieu of or in exchange or substitution for which other Bonds shall have been authenticated and delivered pursuant to the Indenture; and

         (d)  Bonds registered in the name of the Issuer.

      "Prior  Bonds" means the Issuer's Pollution Control Revenue
Bonds   (Gulf   States  Utilities  Company  Project)   Series   [
]issued and outstanding in the aggregate principal amount  of  $[
].

      "Prior  Indenture" means the Indenture of Trust and  Pledge
dated                                                           [
].

      "Refunding Date" means ___________, 199 , [or such later date as may be agreed to by the Issuer and the Company; provided, however, that the Refunding Date shall not be later than ninety
(90) days following the date of issuance of the Bonds].

     "Refunding Fund" has the meaning set forth in the Indenture.

      "Regulations"  means all final and proposed  United  States
Income Tax Regulations.

     "Trustee" means First National Bank of Commerce, in the City of New Orleans, Louisiana, as trustee under the Indenture, and its successors as trustee.

       SECTION 1.2. Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinabove", "hereinafter", and other equivalent words and phrases refer to this Agreement and not solely to the particular portion thereof in which any such word is used. The definitions set forth in Section 1.1 hereof include both singular and plural. Whenever used herein, any pronoun shall be deemed to include both singular and plural and to cover all genders.

     SECTION 1.2. Nontaxability. It is intended by the parties hereto that this Agreement and all action taken hereunder be consistent with and pursuant to the resolutions of the governing authority of the Issuer relating to the Bonds, and that the interest on the Bonds be excluded from the gross income of the recipients thereof other than a person who is a "substantial user" of the Facilities or a "related person" of a "substantial user" within the meaning of the Code for federal income tax purposes by reason of the provisions of the Code. The Company will not use any of the funds provided by the Issuer hereunder in such a manner as to impair the exclusion of interest on any of the Bonds from the gross income of the recipient thereof for federal income tax purposes nor will it take any action that would impair such exclusion or fail to take any action if such failure would impair such exclusion.


                           ARTICLE II

                        REPRESENTATIONS

     SECTION 2.1.   Representations and Warranties of the Issuer.
The Issuer makes the following representations and warranties as the basis for the undertakings on the part of the Company herein contained:

          (a) The Issuer is a political subdivision of the State of Louisiana, created and existing pursuant to the constitution and laws of such State and is authorized and empowered by the provisions of the Act and other constitutional and statutory authority supplemental thereto, to issue the Bonds.

          (b) The Issuer has full power and authority to enter into this Agreement and the Indenture and to carry out its obligations under this Agreement and the Indenture and the transactions contemplated hereby and thereby.

          (c) The Issuer has duly authorized the execution and delivery of this Agreement and the Indenture and the issuance and sale of the Bonds.

          (d) The Bonds are to be issued under and secured by the Indenture, pursuant to which the interest of the Issuer in this Agreement and the amounts payable under this Agreement, (other than indemnification and expense reimbursement rights) will be assigned to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds.

           (e)   Neither  the  execution  and  delivery  of  this
     Agreement  or  the  Indenture, nor the  assignment  of  this
     Agreement  to  the  Trustee, nor  the  consummation  of  the transactions contemplated by this Agreement or the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Indenture, results or will result in the violation of any governmental order applicable to the Issuer, or conflicts or will conflict with or results or will result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Issuer is now a party or by which it is bound, or constitutes or will constitute a default under any of the foregoing.

       SECTION 2.2. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as the basis for the undertakings on the part of the Issuer herein undertaken for the benefit and reliance of the Issuer, the Trustee and the holders of the Bonds:

          (a) The Company is a corporation duly incorporated and in good standing under the laws of the State of Texas and is in good standing under the laws of the State of Louisiana, is not in violation of any provision of its Articles of Incorporation or its Bylaws, has power to enter into this Agreement and to perform and observe the agreements and covenants on its part contained herein, including, without limitation, the power to issue the First Mortgage Bonds as contemplated herein and in the Company Mortgage, and has duly authorized the execution and delivery of this Agreement by proper corporate action.

           (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, including, without limitation, the issuance and delivery of the First Mortgage Bonds, conflicts with or results in a breach of the terms, conditions or provisions of any restriction or any agreement or instrument to which the Company is now a party or by which the Company is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of the property or assets of the Company except any interests created herein, under the Indenture or under the Company Mortgage.

          (c) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws relating to bankruptcy, moratorium, insolvency or reorganization and similar laws affecting creditors' rights generally.

          (d) Except as shall have been disclosed in the Disclosure Documents, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the assets, properties or operations of the Company which, if determined adversely to the Company or its interests, (1) would materially adversely affect the consummation of the transactions contemplated by this Agreement, (2) would adversely affect the validity of this Agreement or (3) could have a material adverse effect upon the financial condition, assets, properties or operations of the Company.

          (e) No event has occurred and no condition exists with respect to the Company that would constitute an Event of Default under this Agreement or which, with the lapse of time or with the giving of notice or both, could reasonably be expected to become an "Event of Default" hereunder or thereunder.

          (f) The Facilities are located within the jurisdiction of the Issuer.

          (g) Substantially all of the net proceeds of the sale of the Prior Bonds have been used to undertake the acquisition of "air or water pollution control and solid waste disposal facilities" within the meaning of Section 103(b)(4)(E) and (F) of the Internal Revenue Code of 1954, as amended. All of the proceeds of the Prior Bonds have been expended.

          (h)   The  weighted average maturity of the Bonds  does
     not   exceed  120%  of  the  remaining  reasonably  expected
     economic life of the Facilities financed with the proceeds of the Prior Bonds.

           (i)   The  Securities  and  Exchange  Commission   has
     approved all matters relating to the Company's participation in the transactions contemplated by this Agreement which require said approval, and no other consent, approval, authorization or other order of any regulatory body or administrative agency or other governmental body is legally required for the Company's participation therein, except such as may have been obtained or may be required under the securities laws of any state.

          (j) The principal amount of the Bonds shall not exceed the outstanding principal amount of the Prior Bonds.

          (k) The Bonds are not and will not be "federally guaranteed" (as defined in Section 149(b) of the Code).

          (l) None of the proceeds of the Bonds will be used, and none of the proceeds of the Prior Bonds were used, to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

          (m) The information furnished by the Company and used by the Issuer in preparing the certification pursuant to
     Section 148 of the Code and information statement pursuant to Section 149(e) of the Code, is accurate and complete as of the date of the issuance of the Bonds.

          (n) None of the proceeds of the Bonds will be used to finance Costs of Issuance of the Bonds.

          (o) The Company will take no action that would cause any funds constituting gross proceeds of the Bonds to be used in a manner as to constitute a prohibited payment under the applicable regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.


                          ARTICLE III

               THE BONDS AND THE PROCEEDS THEREOF

      SECTION 3.1. Agreement to Issue Bonds. The Issuer has authorized the issuance and sale of the Bonds in the principal
amount  of [$            ].  Upon issuance and delivery  thereof,
the proceeds of the Bonds shall be deposited with the Trustee in the Refunding Fund (except for proceeds which represent accrued interest, if any) in accordance with the Indenture. The Issuer does not make any warranty, either express or implied, that the proceeds of the Bonds will be sufficient to effectuate the refunding of the principal of the Prior Bonds.

      SECTION 3.2. Bond Redemption. The Issuer shall, at the request of the Company, take all steps as may be necessary under the Indenture to effect the redemption, as provided under the Indenture, of any or all of the Bonds or portions thereof as may be specified by the Company.

      SECTION 3.3. Investment of Funds; Non-Arbitrage Covenant. Any moneys held as part of the Bond Fund and the Refunding Fund shall be invested, reinvested or applied by the Trustee in accordance with and subject to the conditions of Article VII of the Indenture. The Company and the Issuer shall make no use of the proceeds of the Bonds, or any funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code and the applicable regulations thereunder, which would cause the Bonds to be "arbitrage bonds" within the meaning of such Section and such regulations, and the Company shall comply with and the Issuer shall take no action to violate the requirements of such Section and such regulations while any Bonds remain outstanding.

                           ARTICLE IV

              DEPOSIT OF BOND PROCEEDS; PAYMENTS;
                      FIRST MORTGAGE BONDS

      SECTION 4.1. Deposit of Bond Proceeds. Concurrently with the delivery of the Bonds, the Issuer will, upon the terms and subject to the conditions of this Agreement, deposit all of the proceeds thereof with the Trustee for deposit into the Refunding Fund (except for proceeds which represent accrued interest, if any) in accordance with the Indenture for application as provided in Article V hereof and the Indenture to refund on the Refunding Date the outstanding principal amount of the Prior Bonds. The Company shall provide such additional moneys as are required to pay the interest and premium, if any, on the Prior Bonds on the dates and in the manner as provided in the Prior Indenture in order to cause the redemption of the Prior Bonds on the Refunding Date. The Company shall pay out of its own money and not out of proceeds of the Bonds all reasonable Costs of Issuance with respect to the Bonds.

      SECTION 4.2. Payments. (a) The Company shall pay to the Trustee for the account of the Issuer on each date on which the principal of, premium, if any, or interest on the Bonds comes due, whether at the maturity thereof or upon acceleration, redemption or otherwise in accordance with the provisions of the Indenture, an amount equal to the sum of (i) all interest due and payable on the Bonds on such date, (ii) the principal amount of Bonds, if any, due and payable on such date, (iii) amounts, if any, required to effect redemption of Bonds on such date pursuant to the Indenture, together with accrued interest and any applicable redemption premium, (iv) all amounts due on such date to the Trustee or the Issuer under this Agreement, the Indenture or any other agreements entered into in connection with the issuance of the Bonds, and (v) any Administration Expenses. The Company directs the Trustee to apply such amounts to the purpose for which they are paid. Such payments shall be paid by check, draft or other means acceptable to the Trustee directly to the Trustee in funds immediately available to the Trustee on the payment date, and shall be immediately deposited by the Trustee in the Bond Fund. In any event, the Company agrees to make payments to the Trustee for deposit in the Bond Fund at such times and in such manner so as to enable the Trustee to make payment of the principal of, premium, if any, and accrued interest on the Bonds as the same shall become due and payable whether by acceleration, redemption or otherwise in accordance with the terms of the Indenture.

      (b) If the Company should fail to make any of the payments required in subsection (a) above, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid.

      (c) Anything herein, in the Indenture or in the Bonds to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments constituting interest under this Section shall not be required to the extent that the receipt of such payment by any owner of any Bonds would be contrary to the provisions of law applicable to such owner which limit the maximum rate of interest that may be charged or collected by such owner.

      (d)   In  addition  to the options and obligations  of  the
Company under Article VIII hereof to accelerate payment of the unpaid balance due hereunder, the Company shall have the option to make from time to time partial prepayments of the amounts due hereunder. The making of any prepayments by the Company shall not require the Company to make any further prepayments. The Issuer shall direct the Trustee to apply such prepayments in such manner, consistent with the provisions of the Indenture, as may be directed by the Company.

      In the event that (i) such partial prepayments shall be applied by the Trustee pursuant to the Indenture to the purchase, defeasance or redemption of the Bonds or (ii) the Bonds are presented by the Company or the Issuer to the Trustee for cancellation pursuant to the Indenture, the Company shall be entitled to a credit for the Bonds so purchased, defeased, redeemed or cancelled against payments required to be made under the provisions of this Article.

     SECTION 4.3. First Mortgage Bonds. (a) Concurrently with the issuance and delivery by the Issuer of the Bonds, and in order to evidence the payment obligation of the Company under
Section  4.2 hereof, the Company shall issue and deliver  to  the
Issuer  a  series  of First Mortgage Bonds (i)  maturing  on  the stated maturity date of the Bonds, (ii) in a principal amount equal to the principal of the Bonds plus ______ months' (___/12) of the annual interest on the Bonds, (iii) containing redemption provisions correlative to any provisions of the Indenture relating to the Bonds requiring mandatory redemption thereof,
(iv) requiring payments to be made to the Trustee for the account of the Issuer, and (v) bearing no interest.

      (b) The obligation of the Company to make any payment of the principal of or premium, if any, on the First Mortgage Bonds, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Indenture of the amount of the corresponding payment required to be made by the Issuer thereunder in respect of the principal of or premium, if any, or interest on the Bonds.

     (c) The Issuer shall not sell, assign or transfer the First Mortgage Bonds, except to the extent provided in Section 4.4 hereof. In view of the pledge and assignment referred to in said
Section 4.4, the Issuer agrees that (i) in satisfaction of the obligations of the Company set forth in paragraph (b) of this Section with respect to the Bonds, the First Mortgage Bonds shall be issued and delivered to, registered in the name of, and held by the Trustee for the benefit of the owners and holders from time to time of the Bonds; (ii) the Indenture shall provide that the Trustee shall not sell, assign or transfer the First Mortgage Bonds except to a successor trustee under the Indenture, and shall surrender First Mortgage Bonds to the Company Mortgage Trustee in accordance with the provisions of subsection (e) of this Section; and (iii) the Company may take such actions as it shall deem to be desirable to effect compliance with such restrictions on transfer, including the placing of an appropriate legend on each First Mortgage Bond and the issuance of stop-transfer instructions to the Company Mortgage Trustee or any other transfer agent under the Company Mortgage. Any action taken by the Trustee in accordance with the provisions of Section
5.9 of the Indenture shall be binding upon the Company.

      (d) At the time any Bonds cease to be outstanding (other than by reason of the payment or redemption of First Mortgage Bonds and other than by reason of the applicability of clause (b) in the definition of "outstanding" herein), the Issuer shall cause the Trustee to surrender to the Company Mortgage Trustee a corresponding principal amount of First Mortgage Bonds, plus, in the case of the Bonds, a principal amount of such First Mortgage Bonds equal to ______ months' (__/12) of the annual interest payable in respect of such series.

      (e) For the purpose of determining whether or not any payment of the principal of or premium, if any, on the First Mortgage Bonds shall have been made in full, any moneys paid by the Company in respect of the First Mortgage Bonds which shall have been withdrawn by the Trustee from the Bond Fund pursuant to
Section 10.2 of the Indenture shall be deemed to have been paid by the Company to the Trustee pursuant to Section 4.5 hereof and not to have been paid by the Company in respect of the First Mortgage Bonds.

      SECTION 4.4. Payments Assigned; Obligation Absolute. It is understood and agreed that all payments under Section 4.3 to be made by the Company are pledged by the Issuer to the Trustee pursuant to the Indenture, and that all rights and interest of the Issuer hereunder (except for the Issuer's rights under Sections 4.5, 4.6, 4.7 and 8.5 hereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications hereunder), including the right to receive the First Mortgage Bonds, and the First Mortgage Bonds, are pledged and assigned to the Trustee. The Company assents to such pledge and assignment and agrees that the obligation of the Company to make payments under Section 4.3 shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination or abatement, or to any defense other than payment or to any right of set-off, counterclaim or recoupment arising out of any breach under this Agreement, the Indenture or otherwise by the Issuer or the Trustee or any other party, or out of any obligation or liability at any time owing to the Company by the Issuer, the Trustee or any other party, and, further, that the payments under Section
4.3 and the other payments due hereunder shall continue to be payable at the times and in the amounts specified herein and in the First Mortgage Bonds, whether or not the Facilities, or any portion thereof, shall have been destroyed by fire or other casualty, or title thereto, or the use thereof, shall have been taken by the exercise of the power of eminent domain and whether or not any exercise of rights by the Co-Owner under the Joint Ownership Agreement, or the Company Mortgage Trustee, the holders of bonds and others under the Company Mortgage, prevent or prohibit the use of the Facilities, and that there shall be no abatement of or diminution in any such payments by reason thereof, whether or not the Facilities shall be used or useful, and whether or not any applicable laws, regulations or standards shall prevent or prohibit the use of the Facilities, or for any other reason. During the term hereof, the Company (i) shall not suspend or discontinue the making of payments for which it is obligated hereunder, (ii) shall, except to the extent provided in
Section  8.2  hereof,  perform  and  observe  all  of  its  other obligations contained herein and (iii) except as explicitly permitted herein, shall not terminate this Agreement for any cause including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, commercial frustration of purpose, any change in tax or other laws by the United States of America or the State of Louisiana or any political subdivision of either, or any failure of the Issuer to perform and observe any obligation or condition arising out of or connected with this Agreement. This provision shall not be construed to release the Issuer from the performance of any of its obligations under this Agreement; and in the event the Issuer shall fail to perform any such obligation, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance; provided, however, that no such action shall claim or attempt to establish or work a reduction of payments payable by the Company hereunder. The Company may at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceedings or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect its rights under this Agreement, and in such event the Issuer shall cooperate fully with the Company.

      SECTION 4.5. Payment of Expenses. The Company shall pay or cause to be paid all Administration Expenses, including those of the Issuer, the Trustee, any paying agent, any co-paying agent, and the registrar under the Indenture, such payments to be made directly to such entities.

      SECTION 4.6. Indemnification. The Company releases the Issuer and the Trustee from, agrees that the Issuer and the Trustee shall not be liable for, and agrees to indemnify and hold the Issuer and the Trustee free and harmless from, any liability for any loss or damage to property or any injury to or death of any person that may be occasioned by any cause whatsoever pertaining to the Facilities, including, without limitation, the financing or refinancing of the Facilities and the Prior Bonds or Bonds issued with respect thereto, except in any case as a result of the negligence or bad faith of the Issuer or the Trustee.

      The Company will indemnify and hold the Issuer and the Trustee free and harmless from any loss, claim, damage, tax, penalty, liability (including but not limited to liability for any patent infringement), disbursement, litigation expenses, attorneys' fees and expenses or court costs arising out of, or in any way relating to, the execution or performance of this Agreement, the issuance or sale of the Prior Bonds or the Bonds, actions taken under the Indenture, or any other cause whatsoever pertaining to the Facilities, including without limitation, recovery costs arising from the presence of hazardous substances, except in any case as a result of the negligence or bad faith of the Trustee, or as a result of the gross negligence or bad faith of the Issuer.

      Under this Section, the Company shall also be deemed to release, indemnify and agree to hold harmless each employee, official or officer of the Issuer and the Trustee to the same extent as the Issuer and the Trustee.

      SECTION 4.7. Payment of Taxes; Discharge of Liens. The Company agrees that it will pay, as the same become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against the Company or the Issuer with respect to the Facilities or any portion thereof or with respect to the Prior Bonds, including, without limiting the generality of the foregoing, any taxes lawfully levied against the Company or the Issuer upon or with respect to the income or profits of the Issuer from the Facilities or any charge on the payments made pursuant to Section 4.3 hereof prior to or on a parity with the charge under the Indenture thereon and the pledge or assignment thereof to be created and made in the Indenture, and including all ad valorem taxes lawfully assessed upon the Facilities, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the
Facilities, all assessments and charges lawfully made by any governmental body against the Company or the Issuer for or on account of the Facilities and in addition any excise tax levied against the Company or the Issuer on the payments made pursuant to Section 4.3 hereof; provided, however, that nothing herein shall require the payment of any such tax or charge or make provision for the payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal proceedings; further provided, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term of this Agreement.


                           ARTICLE V

                    REFUNDING OF PRIOR BONDS

      SECTION 5.1. Refunding Fund - Disbursement of Bond Proceeds. The Trustee, as authorized by the Issuer in the Indenture, shall transfer out of the Refunding Fund the proceeds of the Bonds (exclusive of accrued interest, if any, received with respect to the Bonds) on the date of issuance thereof to the trustee under the Prior Indenture for disbursement and investment in accordance with the Prior Indenture in order to redeem the Prior Bonds on the Refunding Date.

      SECTION 5.2. Compliance with Prior Indenture. The Issuer shall take all steps as may be necessary to effect the redemption of the Prior Bonds on the Refunding Date as provided in the Prior
Indenture and as contemplated herein.

                           ARTICLE VI

                SPECIAL COVENANTS AND AGREEMENTS

      SECTION 6.1. Maintenance of Corporate Existence. The Company shall maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all its assets and will not consolidate with or merge with or into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or under the laws of the United States of America) or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve; provided, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, assumes in writing all of the obligations of the Company herein, including all obligations of the Company under the First Mortgage Bonds. No such consolidation, merger or sale or transfer of assets may take place unless the corporation resulting from or surviving such merger or consolidation or the corporation to which such sale or transfer is made has an excess of assets over liabilities at least as great as the Company would have had if such merger or consolidation had not occurred or such sale or transfer had not been made.

      If consolidation, merger or sale or other transfer is made as permitted by this Section, the provisions of this Section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this Section.

     SECTION 6.2. Limited Obligation Bonds. The Bonds shall be limited obligations of the Issuer and shall be payable solely out of the revenues of the Issuer from this Agreement as provided in the Indenture (including all sums deposited in the Bond Fund from time to time pursuant to this Agreement and the Indenture, and in certain events, amounts obtained through the exercise of certain remedies provided in the Indenture). The Bonds shall never be general obligations of the Issuer nor constitute an indebtedness or pledge of the general credit of the Issuer within the meaning of any constitutional or statutory provision or limitation of indebtedness, and shall never be paid in whole or in part out of any funds raised or to be raised by taxation of any other funds of the Issuer.

     SECTION 6.3. Arbitrage. The Issuer and the Company hereby covenant with each other, the Trustee and each of the holders of any Bonds that neither of them will cause or permit the proceeds of the Bonds to be used in a manner that will cause the interest on the Bonds to be includable in gross income of the recipients thereof other than a person who is a "substantial user" of the Facilities or a "related person" to such "substantial user" within the meaning of the Code for federal income tax purposes. In addition, the Company covenants that to the extent permitted by law, it shall take all actions within its control necessary to maintain the exclusion of the interest on the Bonds from gross income for federal income tax purposes under federal tax law existing on the date of delivery of the Bonds. In furtherance of the foregoing, the Company also agrees on behalf of the Issuer to comply with all rebate requirements and procedures as may become applicable to the Bonds under the Code.

      SECTION 6.4. Maintenance of Facilities. The Company covenants that while any of the Bonds are outstanding it will, at its own expense, maintain the Facilities in good repair and make all required replacements and renewals thereof. However, the Company shall have no obligation to replace or renew any portion of the Facilities, if in the Company's opinion, it is unnecessary or undesirable to do so.

      The Company agrees that the Facilities will be insured against loss or damage of such kinds and in such amounts, if any, as required by the Company Mortgage, including without limitation, fire and extended coverage risks and personal and property liability coverage (including property and comprehensive general liability insurance) in such amounts and covering such risks as are customarily insured against by businesses of like size and type with respect to facilities similar in nature to the Facilities. Any provisions of this Agreement to the contrary notwithstanding, the Company shall be entitled to the proceeds of any insurance or condemnation award or portion thereof with respect to the Facilities and such shall be paid directly to the Company.

     SECTION 6.5. Permits. The Company shall, at its sole cost and expense, procure or cause to be procured any and all necessary building permits, other permits, licenses and other authorizations required for the lawful and proper use, occupation, operation and management of the Facilities and which, if not obtained, would materially adversely affect or impair the obligations of the Company under this Agreement or the ability of the Company to discharge such obligations.

      SECTION 6.6. Compliance with Law. The Company shall, throughout the term of this Agreement and at no expense to the Issuer, promptly comply or cause compliance with all laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities that are applicable to the Facilities or to the repair and alteration thereof, or to the use or manner of use of the Facilities and which, if there is non-compliance, would materially adversely affect or impair the obligations of the Company under this Agreement or the ability of the Company to discharge such obligations. Notwithstanding the foregoing, the Company shall have the right to contest the legality of any such law, ordinance, order, rule, regulation or requirement as applied to the Facilities provided that in the opinion of counsel to the Company such contest shall not in any way materially adversely affect or impair the obligations of the Company under this Agreement or the ability of the Company to discharge such obligations.

      SECTION 6.7. No Warranty. The Issuer makes no warranty, either express or implied, as to the Facilities, including, without limitation, title to the Facilities or the actual or designed capacity of the Facilities, as to the suitability or operation of the Facilities for the purposes specified in this Agreement, as to the condition of the Facilities or as to the suitability thereof for the Company's purposes or needs or as to compliance of the Facilities with applicable laws and regulations or the ability of the Company to discharge the Bonds. The Company covenants with the Issuer that it will make no claim against the Issuer for any deficiency which may at any time exist in the Facilities, nor will it assert against the Issuer any other claim for breach of warranty with respect to the Facilities. The obligations of the Company under this Section shall survive any assignment or termination of this Agreement.

                          ARTICLE VII

                ASSIGNMENT, LEASING AND SELLING

     SECTION 7.1. By the Issuer. Except as provided in Article IV of this Agreement, the Issuer will not sell, lease, assign, transfer, convey or otherwise dispose of its interest in the Facilities or any portion thereof or interest therein or in the revenues therefrom without the written consent of the Company, nor will it create or suffer to be created any debt, lien or charge thereon, not consented to by the Company, except Permitted Encumbrances.

      SECTION 7.2. By the Company. The Company's interest in this Agreement may be assigned in whole or in part, and the Facilities may be leased or sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the condition that no assignment, lease or sale (other than as described in Section 6.1 hereof) shall relieve the Company from primary liability for its obligations under Sections 4.2 and 4.3 hereof (including its obligations on the First Mortgage Bonds) to pay the payments required thereunder, or for any other of its obligations hereunder, other than those obligations relating to the operation, maintenance and insurance of the Facilities, which obligations (to the extent of the interest assigned, leased or sold and to the extent assumed by the assignee, lessee or purchaser) shall be deemed to be satisfied and discharged.

      The  Company  shall,  within fifteen (15)  days  after  the delivery  thereof, furnish to the Issuer and the Trustee  a  true
and   complete   copy  of  the  agreements  or  other   documents
effectuating any such assignment, lease or sale.

                          ARTICLE VIII

                 EVENTS OF DEFAULT AND REMEDIES

      SECTION 8.1. Events of Default. Each of the following events shall constitute and is referred to in this Agreement as an "Event of Default":

          (a)  a "Default" as such term is defined in the Company
     Mortgage;

          (b) a failure by the Company to make when due any payment required to be made pursuant to Section 4.2 hereof, which failure shall have resulted in an "Event of Default" under clause (a) or (b) of Section 9.1 of the Indenture; or

          (c) a failure by the Company to pay when due any other amount required to be paid under this Agreement or to observe and perform any covenant, condition or agreement on its part to be observed or performed, which failure shall continue for a period of ninety (90) days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Issuer and the Trustee shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued.

     SECTION 8.2. Force Majeure. The provisions of Section 8.1 hereof are subject to the following limitations: If by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or other acts of any kind of the government of the United States or of the States of Louisiana or Texas, or any other sovereign entity or body politic, or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornados; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage of, or accident to, machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of the Company, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained herein, other than its payment obligations under Section 4.2 hereof and its obligations under Sections 4.7, 6.1, 6.8 and 9.1 hereof, the Company shall not be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. The Company agrees, however, to use its best efforts to remedy with all reasonable dispatch the cause or causes preventing it from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

       SECTION 8.3. Remedies on Default. (a) Upon the occurrence and continuance of any Event of Default described in clause (a) of Section 8.1 hereof, the Trustee, as the holder of the First Mortgage Bonds, shall, subject to the provisions of the Indenture, have the rights provided in the Company Mortgage.

      (b) Upon the occurrence and continuance of any Event of Default described in clause (b) of Section 8.1 hereof, and further upon the condition that, in accordance with the terms of the Indenture, the Bonds shall have become immediately due and payable pursuant to any provision of the Indenture, the payments required to be paid pursuant to Section 4.2 hereof shall, without further action, become and be immediately due and payable.

      (c) Upon the occurrence and continuance of any Event of Default, the Issuer with the prior consent of the Trustee, or the Trustee, may take any action at law or in equity to collect the payments then due and thereafter to become due hereunder, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

      (d) Any amounts collected pursuant to action taken under this Section shall be applied in accordance with the Indenture.

      (e) In case any proceeding taken by the Issuer or the Trustee on account of any Event of Default shall have been dis continued or abandoned for any reason, or shall have been determined adversely to the Issuer or the Trustee, then and in every such case the Issuer and the Trustee shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Issuer and the Trustee shall continue as though no such proceeding had been taken.

      SECTION 8.4. No Remedy Exclusive. No remedy conferred upon or reserved to the Issuer by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required, or as may be required by applicable law.

       SECTION 8.5. Payment of Attorneys' Fees and Other Expenses. If the Company shall be in default under any of the provisions of this Agreement, and the Issuer shall employ attorneys or incur other expenses for the collection of sums due and payable under this Agreement or on the First Mortgage Bonds, or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in this Agreement, the Company agrees that it will on demand therefor reimburse the reasonable fees of such attorneys and such other reasonable expenses so incurred.

      SECTION 8.6. Waiver of Breach. In the event that any agreement contained herein shall be breached by either the Company or the Issuer and such breach shall thereafter be waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of the Issuer's rights in and under this Agreement to the Trustee under the Indenture, the Issuer shall have no power to waive any default hereunder by the Company without the consent of the Trustee. Any waiver of any "Event of Default" under the Indenture and a rescission and annulment of its consequences, and any waiver of any "Default" under the Company Mortgage and a rescission and annulment of its consequences, shall constitute a waiver of the corresponding Event of Default hereunder and a rescission and annulment of the consequences thereof.

                           ARTICLE IX

         OPTIONS AND OBLIGATIONS TO ACCELERATE PAYMENT

      SECTION 9.1. Redemption of Bonds. The Issuer shall take the actions required by the Indenture to discharge the lien thereof through the redemption, or provision for payment or redemption, of all Bonds then outstanding, or to effect the redemption, or provision for payment or redemption, of less than all the Bonds then outstanding, upon receipt by the Issuer and the Trustee from the Company of a notice designating the principal amounts, series and maturities of the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, and, in the case of redemption of Bonds, or provision therefor, specifying the date of redemption, which shall not be less than forty-five (45) days (or such other period as may reasonably be agreed upon by the Trustee and the Issuer with the consent of the Company) from the date such notice is given, and the applicable redemption provision of the Indenture. Unless otherwise stated therein or otherwise required by the Indenture, such notice shall be revocable by the Company at any time prior to the time at which the Bonds to be redeemed, or for the payment or redemption of which provision is to be made, are first deemed to be paid in accordance with Article IX of the Indenture. The Company shall furnish, as a prepayment of the sums due hereunder, any moneys or Government Securities required by the Indenture to be deposited with the Trustee or otherwise paid by the Issuer in connection with any of the foregoing purposes.

      SECTION 9.2. Purchase of Bonds. The Company may at any time, and from time to time, furnish moneys to the Trustee accompanied by a notice directing the Trustee to apply such moneys to the purchase in the open market of Bonds in the principal amounts specified in such notice, and any Bonds so purchased shall thereupon be canceled by the Trustee.

                           ARTICLE X

                         MISCELLANEOUS

      SECTION 10.1. Term of the Agreement. This Agreement shall be in full force and effect from the date hereof until the right, title and interest of the Trustee in and to the Trust Estate (as defined in the Indenture) shall have ceased, terminated and become void in accordance with Article IX of the Indenture and until all payments required under this Agreement shall have been made.

      SECTION 10.2. Notices. Except as otherwise provided in this Agreement, all notices, certificates or other communications shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, postage prepaid, to the Issuer, the Company or the Trustee. Copies of each notice, certificate or other communication given hereunder by or to the Company shall be mailed by registered or certified mail, postage prepaid, to the Trustee; provided, however, that the effectiveness of any such notice shall not be affected by the failure to send any such copies. Notices, certificates or other communications shall be sent to the following addresses:

     Company:  Gulf States Utilities Company
               c/o Entergy Services, Inc.
               Poydras Plaza, 639 Loyola Avenue
               New Orleans, LA  70113

               Attention:  Treasurer

     Issuer:   Parish of West Feliciana
               The Police Jury House
               9795 Royal Street
               St. Francisville, LA  70775

               Attention:  Secretary, Police Jury

     Trustee:  First National Bank of Commerce
               210 Baronne Street
               New Orleans, LA  70112

               Attention:  Corporate Trust Department

Any of the foregoing may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      SECTION 10.3. Successors. This Agreement shall inure to the benefit of the Issuer, the governing authority of the Issuer, its members, officers or employees, the Company, the Trustee and the holders from time to time of the Bonds, and shall be binding upon the Issuer, the Company and their respective successors and assigns.

      SECTION 10.4. Amendments to Refunding Agreement. Subject to the rights of the Company Mortgage Trustee, any holders of bonds and others under the Company Mortgage, subsequent to the initial issuance of the Bonds and prior to payment or provision for the payment of the Bonds in full including interest and premium, if any, thereon in accordance with the provisions of the Indenture, and prior to payment or provision for the payment of expenses pursuant to Section 4.5 hereof, this Agreement may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the Trustee given in accordance with the provisions of the Indenture and no amendment to this Agreement shall be binding upon either party hereto until such amendment is reduced to writing and executed by both parties hereto.

     SECTION 10.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original; but such counterparts shall together constitute but one and the same Agreement.

      SECTION 10.6. Recording and Filing. The Company shall record and file, or cause to be recorded and filed, all documents and statements referred to in Section 5.4 of the Indenture.

      SECTION 10.7. Photocopies and Reproductions. A photocopy or other reproduction of this Agreement may be filed as a financing statement pursuant to the Louisiana Commercial Laws - Secured Transactions, although the signatures of the Company and the Issuer on such reproduction are not original manual signatures.

      SECTION 10.8. Severability. If any clause, provision or section of this Agreement shall be held illegal or invalid by any court, the invalidity of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof and this Agreement shall be construed and enforced as if such illegal or invalid clause, provision or section had not been contained herein. In case any agreement or obligation contained in this Agreement shall be held to be in violation of law, then such agreement or obligation shall be deemed to be the agreement or obligation of the Issuer or the Company, as the case may be, to the full extent permitted by law.

      SECTION  10.9.  Applicable Law.  The laws of the  State  of
Louisiana shall govern the construction of this Agreement.

     SECTION 10.10. Holidays. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, shall be a legal holiday or a day on which banking institutions in the city in which is located the principal corporate trust office of the Trustee are authorized by law to remain closed, such payment may be made or act performed or right exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to remain closed, with the same force and effect as if done on the nominal date provided in this Indenture, and no interest on the amount so payable shall accrue for the period after such nominal date.

      SECTION 10.11. Amounts Remaining in Bond Fund. Any amounts remaining in the Bond Fund upon expiration or earlier termination of this Agreement as herein provided, after payment in full of the Bonds (or provision therefor) in accordance with the Indenture, and all other costs and expenses to be paid by the Company hereunder, all Administration Expenses and all amounts owing the Issuer and the Trustee under this Agreement and the Indenture, shall belong to and be paid to the Company, as an overpayment of the payments.

     SECTION 10.12. Company Approval of Indenture. The Indenture has been submitted to the Company for examination, and the Company, by execution of this Agreement, acknowledges and agrees that it has participated in the drafting of the Indenture and agrees that it has approved the Indenture and agrees that it is bound by and shall have the rights set forth by the terms and conditions thereof and covenants and agrees to perform all obligations required of the Company pursuant to the terms of the Indenture.

      SECTION 10.13. Binding Effect. This Agreement shall be binding upon the parties hereto and upon their respective successors and assigns, and the words "Issuer" and "Company" shall include the parties hereto and their respective successors and assigns and include any gender, singular and plural, and individuals, partnerships or corporations.

      SECTION  10.14.  Captions and Headings.   The  captions  or
headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions of this Agreement.

      SECTION 10.15. No Personal Liability. No covenant or agreement contained in this Agreement shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer in his individual capacity, and no such person shall be subject to any personal liability or accountability by reason of the issuance thereof.

      SECTION 10.16. Parties in Interest. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, and no other person, firm or corporation shall have any right, remedy or claim under or by reason of this Agreement; provided, however, that any monetary obligation of the Issuer created by or arising out of this Agreement shall be payable solely out of the revenues derived from this Agreement or the sale of the Bonds or income earned on invested funds as provided in the Indenture and shall not constitute, and no breach of this Agreement by the Issuer shall impose, a pecuniary liability upon the Issuer or a charge upon the Issuer's general credit or against its taxing powers.

      SECTION 10.17. Subordination to Company Mortgage; Waiver of Lien and to Joint Ownership Agreement. Nothing in this Agreement or the Indenture shall in any way prejudice (i) the Company Mortgage, the lien thereof, or any of the rights of the Company Mortgage Trustee, of any holder of First Mortgage Bonds heretofore or hereafter issued thereunder, or any takers or purchasers upon default thereunder or (ii) the Joint Ownership Agreement or any of the rights of the parties thereunder.

      IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.


                               PARISH OF WEST FELICIANA,
                               STATE OF LOUISIANA



                               By:_________________________________
                                       President, Police Jury

ATTEST:


By: _______________________________                        [SEAL]
      Secretary, Police Jury



                               GULF STATES UTILITIES COMPANY



                               By: _________________________________
                               Title:

ATTEST:


By: _______________________________                        [SEAL]
Title: